ASSET PURCHASE AGREEMENT

between

MEASUREMENT SPECIALTIES, INC.,
a New Jersey corporation,

AMP INCORPORATED,
a Pennsylvania corporation,

and

THE WHITAKER CORPORATION,
a Delaware corporation

    Dated as of August 14, 1998





    ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT ("Agreement") is entered into as of August 14, 1998, by and between MEASUREMENT SPECIALTIES, INC., a New Jersey corporation ("Purchaser"), and AMP INCORPORATED, a Pennsylvania corporation, and The Whitaker Corporation, a wholly owned subsidiary of AMP Incorporated. (collectively, the "Seller"). Certain capitalized terms used in this Agreement are defined on Exhibit A.

    RECITALS

        WHEREAS, Seller is engaged and has been engaged in a variety of activities, including the development, manufacture, marketing and sale of piezoelectric polymer films and sensor components through its AMP Sensors Division (such activities and operations being herein referred to as the "Business");

        WHEREAS, the parties hereto intend that Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, certain tangible and intangible assets of Seller related to the Business, and Purchaser is willing to assume certain specified liabilities and obligations of Seller incurred in connection with the Business, all upon the terms and subject to the conditions set forth in this Agreement.

    AGREEMENT

    Purchaser and Seller, intending to be legally bound, agree as follows:

    SECTION 1. SALE AND PURCHASE OF ASSETS

         1.1 Sale Of Assets. The Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing (as defined below), good, valid and marketable title to the Assets free of any Encumbrances (other than the Assumed Liabilities) on the terms and subject to the conditions set forth in this Agreement.

    1.2 Purchase Price. As consideration for the sale of the Assets to the Purchaser:

                   (a)     at the Closing, the Purchaser shall
pay to the Seller, in cash, the amount of three million eight hundred thousand dollars ($3,800,000).

                   (b)     at the Closing, the Purchaser shall
assume the Assumed Liabilities as set forth in Section 1.7.

    1.3 Book Value Adjustment.

             (a) Within sixty (60) days after the Closing
Date, the Seller shall deliver or cause its accountants to deliver to the Purchaser a statement of the "Book Value" of the Business calculated in the manner set forth in Section 1.3(f)(ii) hereof.

             (b) As part of the Seller's determination of the Book Value, the Seller shall complete a physical inventory of the fixed assets of the Business and complete a physical inventory of the inventory of the Business. The Purchaser may, at its option, participate in such inventory and may, at its option, conduct its own testing of the fixed assets and inventory

             (c) If the Purchaser objects to the Seller's calculation of the Book Value, then, within fifteen days after the delivery to the Purchaser of the Book Value Statement, the Purchaser shall deliver to the Seller a written notice describing in reasonable detail the Purchaser's objections to the Seller's calculation of the Book Value (an "Objection Notice"). If the Seller shall not deliver an Objection Notice to the Seller within such fifteen-day period, then the Seller's calculation of the Book Value shall be binding and conclusive on the Purchaser and the Seller. If the Purchaser delivers an Objection Notice to the Seller, and if the Purchaser and the Seller are unable to agree upon the calculation of the Book Value within thirty (30) days after an Objection Notice is delivered to the Seller, the dispute shall be finally settled by a mutually acceptable independent accounting firm. The determination by the independent accounting firm of the Book Value shall be conclusive and binding on the Purchaser and the Seller. The Seller and the Purchaser shall each bear and pay 50% of the fees and other expenses of such independent accounting firm.

             (d) If the Book Value is greater than the Base Amount (as defined below), the Purchaser shall pay to the Seller, in cash, the amount by which the Book Value exceeds the Base Amount. If the Book Value is less than the Base Amount, then the amount by which the Base Amount, exceeds the Book Value shall be paid to the Purchaser.

             (e) Any payments required to be made pursuant to
Section 1.3(d) shall be made as follows: (i) if the Purchaser shall not have delivered an Objection Notice to the Seller in accordance with the provisions of Section 13(c), then the payment required to be made pursuant to Section 1.3(d) shall be made within thirty (30) days after the Purchaser shall have received the Book Value Statement, and (b) if the Purchaser shall have delivered an Objection Notice to the Seller in accordance with the provisions of
Section 13(c), then the payment required to be made pursuant to
Section 1.3(d) shall be made within thirty (30) days after the resolution of the dispute, whether by agreement of the Seller and the Purchaser or upon the determination of the independent accounting firm as provided in Section 13(c), as to the dollar amount of the Book Value.

              (f) For purposes of this Section 1.3, the following terms shall have the following meanings:

    			(i) "Base Amount" shall mean three million eight hundred thousand dollars ($3,800,000).

                  (ii) "Book Value" shall mean the sum of the dollar value of the Assets determined in accordance with GAAP and the Accounting Policies created for the transactions related to this Agreement set forth on Schedule 1.3(f) (the "Accounting Policies") less the sum of (i) the accounts payable of the Business at the Closing determined in accordance with GAAP and the Accounting Policies and (ii) the accrued expenses of the Business calculated in the manner or in the amount specified in the Accounting Policies and without regards to GAAP.

             1.4 Sales Taxes. The Purchaser shall bear and pay, and shall reimburse the Seller and the Seller's affiliates for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale of the Assets to the Purchaser.

         1.5 Allocation. Within sixty (60) days of the Closing, the Seller shall deliver to the Purchaser a statement (the "Allocation Statement") setting forth the Seller's good faith determination of the manner in which the consideration referred to in Sections 1.2(a) and 1.2(b)is to be allocated among the Assets. The Seller, acting in good faith, may amend the Allocation Statement to take into account the Book Value adjustment referred to in Section 1.3 by delivering to the Purchaser, within thirty
(30) days after any payment has been made pursuant to Section 1.3(d), written notice of such amendment. If the Purchaser objects to the Allocation Statement, then within fifteen days after the delivery of the Allocation Statement, the Purchaser shall deliver a written notice describing in reasonable detail the Purchaser's objections to the Allocation Statement (an "Allocation Objection"). If the Purchaser shall not deliver an Allocation Objection to the Seller within such fifteen day period, the allocation set forth in the Allocation Statement (as such Allocation Statement may be amended pursuant to the immediately preceding sentence) shall be conclusive and binding upon the Purchaser and the Seller for all purposes, and neither the Seller nor the Purchaser shall file any tax return or other document with, or make any statement or declaration to, any governmental body that is inconsistent with such allocation. If the Purchaser delivers an Objection Allocation to the Seller, and if the Purchaser and the Seller are unable to agree upon the allocation within thirty (30) days after an Objection Allocation is delivered to the Seller, the dispute shall be finally settled by a mutually acceptable independent accounting firm. The determination by the independent accounting firm of the Book Value shall be conclusive and binding on the Purchaser and the Seller. The Seller and the Purchaser shall each bear and pay 50% of the fees and other expenses of such independent accounting firm.

         1.6 Excluded Assets. Notwithstanding anything to the contrary set forth in Section 1.1, the following assets of Seller are specifically excepted from the Assets to be transferred to Purchaser on the Closing Date (collectively, the "Excluded
Assets"):

                  (a)     all real property owned or leased
by Seller or cash deposits related thereto except for the "Lease"
(as defined below).

    			(b)  federal, state and local income and
franchise tax credits and tax refund claims;

    		      (c) permits, to the extent not lawfully
transferable;

              	(d) Seller's original minute books, accounting records, tax returns, receipts for taxes paid, licenses other than any license relating to the Assets and the Business, accounts payable records, bank statements, bank records, checks and any other corporate records and documents of Seller that do not relate to the Assets or the Business;

                 (e) all assets of the Seller which do not relate to the Business including, without limitation, assets relating to any electrical, electronic and electro-optic connection or interconnection devices made, designed, developed or sold by Seller ("Connectors");

    		     (f) the assets of the Business listed on
Schedule 1.6;

		     (g)  all rights to the names "AMP" and "AMP
Incorporated;"

	           (h) any debt or equity securities of Ocean Power Technologies, Inc. issued to Seller; and

                 (i) any software or network connections which relates or connects to the computer systems of Seller unless it is listed on Schedule B.

         1.7 Assumed Liabilities. Subject to the terms and conditions of this Agreement, on the Closing Date, Purchaser shall assume and agree to perform and discharge to the extent indicated below the following, and only the following, specific debts, liabilities and obligations of Seller (collectively the "Assumed Liabilities"):

                   (a)     Contractual Liabilities. Seller's
liabilities and obligations relating to the Business arising from and after the Closing Date under and pursuant to the Contracts.

                   (b)     Product Warranties. Seller's
product and service warranties and obligations including without limitation those obligations described in Schedule 1.7(b).

                   (c)     Lease Liability. Seller's
liabilities and obligations pursuant to the lease of the Property (the "Lease").

		       (d)  Balance Sheet Liabilities. Seller's
liabilities listed on Schedule 13(f).

         Notwithstanding anything else in this Agreement to the contrary, Purchaser shall not assume, pay, perform, or discharge, and Seller shall solely retain, pay, perform and discharge any obligations under law, including but not limited to antitrust civil rights, health, safety, labor, discrimination and environmental laws relating to periods before the Closing Date.

         1.8 Employee Matters. Purchaser agrees to provide
Seller with a list of each employee of the Business who Purchaser does not want to continue to employ in the Business. Seller shall terminate such employees and pay each employee a severance payment equal to one week of such employee's base salary for each year of such employee's employment with the Seller, with a minimum payment equal to two weeks of such employee's base salary. If Seller rehires any of such employees within one year of the date hereof and such employee is required to repay all or a portion of the severance to Seller, then Seller shall reimburse Purchaser the amount that it receives back from such employee.

         1.9 Non-Competition. Except for the pachinko market, the motor vehicle seat occupancy market and the motor vehicle parking aid market, Seller agrees that for a period of two (2) years commencing on the Closing Date, neither Seller nor any of its Affiliates will compete with or against Purchaser, directly or indirectly, in the design and manufacture of piezoelectric polymer film-based sensor products and capacative brine level sensor products (collectively, the "Products"); provided further, that during such period, Seller may acquire an interest in an entity the business of which includes, and will continue to include, the design and manufacture of Products; provided further, that the revenues earned by such entity in the most recent fiscal year directly from the design and manufacture of Film Products do not exceed thirty percent 30% of the total revenues earned by such entity for such period.

    SECTION 2. CLOSING

         The closing of the transactions contemplated by Sections 1 and 2 (the "Closing") shall be held at the offices of Seller at 10:00 a.m. (Pennsylvania time) on August 14, 1998, or at such other place, time and/or date as may be jointly designated by Purchaser and Seller and shall be effective at 11:59 p.m. (Pennsylvania time) on such date.

    SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that, except as disclosed or otherwise referred to in the Disclosure
Schedule or in any of the documents identified in the Disclosure
Schedule:

         3.1 Good Standing and Corporate Power of Seller.
Seller is validly existing and in good standing as a corporation under the laws of the Commonwealth of Pennsylvania, and has all necessary corporate power to perform its obligations under this Agreement.

         3.2 Title To Assets. The Seller owns, and has good, valid and marketable title to, or leases, and has good title to, all of the Assets free and clear of any Encumbrances. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Seller are currently in good operating condition and repair and are reasonably fit and usable for the purposes for which they are currently being used. The Seller is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

         3.3 Patents and Trademarks. The Seller owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for the conduct of the Business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Seller bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf' or standard products. The Seller has not received any communications relating to the intellectual property of the Business alleging that the Seller has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

    3.4  Authority, Approval and Enforceability.

              (a) Seller has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and all agreements, instruments and documents contemplated hereby, and all corporate action of Seller necessary for such execution, delivery and performance has been duly taken. Seller has provided Purchaser with evidence of such authority.

              (b) This Agreement is a legal, valid and binding obligation of Seller, and, upon due execution and delivery by the parties thereto, all agreements, instruments and documents to be executed by Seller in connection with the transactions contemplated hereby will be legal, valid and binding obligations of Seller, each enforceable against Seller in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

        3.5 Litigation. There is no action, suit, proceeding or investigation pending or to the Seller's knowledge currently threatened in writing against the Seller that questions the validity of this Agreement or the right of the Seller to enter into such agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in a Material Adverse Effect. The Seller is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which might result, either individually or in the aggregate, in a Material Adverse Effect. There is no action, suit, proceeding or investigation by the Seller relating to the Business currently pending or which the Seller intends to initiate.

        3.6 Compliance with Laws; Permits. Except for environmental matters which are covered exclusively in Sections 3.8 and 4.6, to its knowledge, the Seller is not in violation of any applicable statute, rule or regulation of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of the Business which violation would have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Seller has all franchises, permits, licenses and any similar authority necessary for the conduct of the Business, the lack of which could have a Material Adverse Effect.

    3.7  Contracts.

              (a) There are no agreements, understandings, instruments, Contracts, proposed transactions, judgments, orders, writs or decrees relating exclusively to the Business to which the Seller is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Seller in excess of $50,000 (other than obligations of, or payments to, the Seller arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Seller (other than licenses arising from the purchase of "off the self' or other standard products), or
(iii) indemnification by the Seller with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business) (collectively, the "Material Contracts").

             (b) To its knowledge, Seller has not violated or breached, or declared or committed any default under, any Material Contract, and the Seller has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Material Contract.

             (c) No person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Seller under any Material Contract or any other term or provision of any Material
Contract.

    3.8  Environmental Matters.

	    (a)  Seller's Records Regarding Environmental Matters.

                   (i) Seller has made available to Purchaser certain assessments, audit reports, correspondence, analyses, permits, orders and other records available to Seller regarding
(i) the use, management, processing, generation, treatment, storage and disposal of Hazardous Substances by the Business;
(ii) its compliance with Environmental Laws in connection with the Business; and (iii) the environmental conditions of the
Property.
                 (ii) Seller also has made available to
Purchaser certain records available to Seller regarding prior owners' or operators' use, management, processing, generation, treatment, storage and disposal of Hazardous Substances on the Property; compliance with Environmental Laws; any Environmental Liabilities; and environmental conditions on and beneath the Property before such Property were owned or operated by Seller.

                 (iii) Seller makes no representations or warranties regarding the completeness or accuracy of the information included in the records provided under this Section.

             (b) Environmental and Safety Compliance. Seller's conduct of the Business is not in violation of any Environmental
Law and no material expenditures are currently required in order for the Business to comply with any Environmental Law.

             (c) Prior to the Closing Date of this Agreement, Purchaser may perform a due diligence investigation and other environmental evaluation in accordance with Schedule 3.8 (the "Environmental Assessment") of the Property, at its sole expense and subject to mutually agreeable terms and conditions.

        3.9 Suppliers. Except for the agreements referenced herein, no supplier of the Business to whom the Business made payments in excess of $50,000 during the fiscal year ended December 31, 1997 has canceled or otherwise terminated its relationship with the Business, or has during the last twelve months decreased materially its sales of equipment, services, supplies or materials to the Business. No such supplier has notified the Seller of any plan or intention to terminate, to cancel or to decrease materially its sale of materials, supplies, services or equipment to the Business or otherwise materially and adversely modify its relationship with the Business.

        3.10 Customers, Distributors. None of the customers or distributors who accounted for more than $50,000 of sales of the Business during the fiscal year ended December 31, 1997 has canceled or otherwise terminated its relationship with the Business, or has during the last seven months decreased materially its usage or purchases of the services or products of the Business. No such customer or distributor has notified the Seller of any plan or intention to terminate, to cancel or to decrease materially its usage, purchase or distribution of the services or products of the Business or otherwise materially and adversely modify its relationship with the Business.

        3.11 Financial Statements. The Seller has delivered to Purchaser (a) its unaudited pro forma balance sheet of the Business as at December 31, 1997 and unaudited statement of income of the Business for the twelve months ending December 31, 1997 and
(b) its unaudited balance sheet of the Business as at March 31, 1998 and unaudited consolidated statement of income of the Business for the three month period ending on March 31, 1998 (collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with the standard accounting procedures of the Business applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Business as of December 31, 1997 and March 31, 1998; provided however, that the Financial Statements are subject to normal recurring year-end audit adjustments (which are not expected to be material).

       3.12 Liabilities. Except for liabilities under Environmental Laws, which are addressed exclusively in Section 3.8 and Section 4.6, the Seller has no material liabilities and, to the best of the Seller's knowledge, the Seller knows of no material contingent liabilities of the Business not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to March 31, 1998 which have not been, either in any individual case or in the aggregate, materially adverse.

    3.13 Changes. Since March 31, 1998, there has not been to the Seller's knowledge:

              (a) Any material change in the assets, liabilities, financial condition or operations of the Business from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a Material Adverse Effect;

              (b) Any resignation or termination of any key employee of the Business; and the Seller, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such key employee;

              (c) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Business;

             (d)     Any material change in any compensation
arrangement or agreement with any employee or officerof the Business; or

             (e) Any change in any Material Contract which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Business.

        3.14 No Conflict. The execution and delivery by Seller of this Agreement and any other agreements, instruments and documents to be executed and delivered by Seller pursuant hereto do not, and the performance and consummation by Seller of the transactions contemplated hereby and thereby will not, conflict with or result in any breach or violation of or default, termination, forfeiture or lien under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under) any terms or provisions of Seller's charter documents, each as amended, any statute, rule, regulation, judicial or governmental decree, order or judgment, or any Material Contract; that has or is likely to have a Material Adverse Effect.

        3.15 No Consent Required. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any Material Contract; that has or is likely to have a Material Adverse Effect, is required for the execution, delivery or performance by Seller of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

        3.16 Year 2000 Compliance. Notwithstanding anything contained in this Agreement to the contrary, Seller makes no representation or warranty (express or implied) to Purchaser, and hereby disclaims any and all liability, that (i) any of the Assets, or (ii) any aspect of the Business, or (iii) any goods or services sold or provided by Seller to any party, or any aspect thereof, is or will be Year 2000 Compliant (as defined below in Exhibit A). Purchaser agrees to accept all the Assets and all the Assumed Liabilities subject to such disclaimer, and Seller shall not in any way be in violation of any of its representations, warranties or obligations contained in this Agreement, or any document or instrument provided pursuant to this Agreement, for any failure of any of the foregoing to be Year 2000 Compliant.

        3.17 Broker's Fees. No agent, broker, investment banker, person or firm acting on behalf of Seller is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Seller further agrees to indemnify Purchaser for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 3.17 being untrue.

        3.18 Inventories. The inventories relating to the Business reflected on the Financial Statements have been acquired in the ordinary course of business and have been accounted for and valued in accordance with Seller's normal inventory practices.

        3.19 Accounts Receivable. The accounts receivable relating to the Business reflected on the Financial Statements arose from arms-length sales to unrelated third parties in the ordinary course of business and sales to Affiliates and have been accounted for and valued in accordance with Seller's normal credit policies.

        3.20 Assets. The assets to be acquired by Purchaser hereunder constitute all of the assets currently in use and necessary to the conduct of the Business as conducted by Seller.

    SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants that, to the best of its knowledge, the following statements are accurate in all material respects:

        4.1 No Conflict. The execution and delivery by Purchaser of this Agreement and any other agreements, instruments and documents to be executed and delivered by Purchaser pursuant hereto do not, and the performance and consummation by Purchaser of the transactions contemplated hereby and thereby will not, conflict with or result in any breach or violation of or default, termination, forfeiture or lien under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under) any terms or provisions of Purchaser's charter documents, each as amended, or any statute, rule, regulation, judicial or governmental decree, order or judgment, or any agreement, lease or other instrument to which Purchaser is a party or to which Purchaser or its assets are subject; that has or is likely to have a Material Adverse Effect.

        4.2 No Consent Required. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which Purchaser is a party or to which Purchaser or its assets are subject; that has or is likely to have a Material Adverse Effect, is required for the execution, delivery or performance by Purchaser of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

        4.3 Good Standing and Corporate Power. Purchaser is validly existing and in good standing as a corporation under the laws of the State of New Jersey, and has all necessary corporate power to perform its obligations under this Agreement.

    4.4 Authority, Approval and Enforceability.

              (a) Purchaser has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and all agreements, instruments and documents contemplated hereby, and all corporate action of Purchaser necessary for such execution, delivery and performance has been duly taken. Purchaser has provided Seller with evidence of such authority.

              (b) This Agreement is a legal, valid and binding obligation of Purchaser, and, upon due execution and delivery by the parties thereto, all agreements, instruments and documents to be executed by Purchaser in connection with the transactions contemplated hereby will be legal, valid and binding obligations of Purchaser, each enforceable against Purchaser in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         4.5 Government Contracts. Purchaser has not been debarred, suspended or otherwise precluded from performing on U.S. Government prime contracts, subcontracts or purchase orders.

         4.6 Environmental Matters. Purchaser acknowledges that to the extent it is acquiring any interest in the Property, it accepts the Property AS IS, WHERE IS, with all faults and defects.
Purchaser is familiar with the Property and acknowledges that, except for those representations and warranties provided in Section 3.8(b) of this Agreement, Seller makes no representations or warranties whatsoever as to any defect or condition at the Property. Purchaser releases, acquits and discharges Seller from any and all claims, including but not limited to claims arising under CERCLA or any other Environmental Law, that have been or may be asserted that arise from or relate in any way to the condition of the Property, except claims for indemnification pursuant to Section 7 of this Agreement.

         4.7 Broker's Fees. No agent, broker, investment banker, person or firm acting on behalf of Purchaser is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Purchaser further agrees to indemnify Seller for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 4.7 being untrue.

    SECTION 5. CONDITIONS TO OBLIGATION OF PURCHASER TO CLOSE

         The obligation of Purchaser to purchase the Assets and otherwise consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Scheduled Closing Time, of the following conditions (any of which may be waived by Purchaser in whole or in part):

         5.1 Representations and Warranties True. The representations and warranties made by the Seller shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

         5.2 Performance of Obligations. The Seller shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Seller on or before the Closing.

         5.3 Consents, Permits, and Waivers. The Seller shall have obtained any and all consents, permits and waivers as set forth in
Section 3.15 of the Disclosure Schedule necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

         5.4 No Injunction. There shall not be in effect, at the Closing Date, any injunction or other binding order of any court or other tribunal having jurisdiction over Purchaser that prohibits the purchase of the Assets.

        5.5 Sensor Supply Seller and Purchaser shall have entered into a supply agreement substantially in the form as attached hereto as Exhibit 5.5 relating to the supply of the Badger Meter
Cam II Switch (p/n 1004876).

    SECTION 6. CONDITIONS TO OBLIGATION OF SELLER TO CLOSE

        The obligation of Seller to cause the Assets to be sold to Purchaser and otherwise consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Scheduled Closing Time, of the following conditions (any of which may be waived by Seller in whole or in part):

        6.1 Representations and Warranties True. The representations and warranties made by the Purchaser shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

        6.2 Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before the Closing.

        6.3 Consents, Permits, and Waivers. The Purchaser shall have obtained any and all material consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

        6.4 No Injunction. There shall not be in effect, at the Scheduled Closing Time, any injunction or other binding order of any court or other tribunal having jurisdiction over Seller or the Company that prohibits the sale of the Purchased Stock to Purchaser.

        6.5 Sensor Supply Seller and Purchaser shall have entered into a supply agreement substantially in the form as attached hereto as Exhibit 5.5 relating to the supply of the Badger Meter
Cam II Switch (p/n 1004876).

    SECTION 7. INDEMNIFICATION BY SELLER

        7.1 Indemnification by Seller. Subject to the limitations set forth in this Section 7 and elsewhere in this Agreement, Seller shall indemnify and hold Purchaser and each person serving as an officer, director, partner, employee or agent of Purchaser (collectively, the "Purchaser Indemnitees"), harmless from and against any Damages incurred by the Purchaser Indemnitees resulting from, arising out of, relating to, in the nature of or caused by (i) a breach by Seller of any representation, warranty or covenant of Seller set forth in this Agreement, (ii) any liability of Seller which is not an Assumed Liability or
(iii) the alleged infringement of U.S. Patent No. 5,571,961 held by KIH, German Utility Model No. 93 21447.2 and all other pending and/or issued foreign counterparts, or the alleged misappropriation of KIH proprietary information related to the RoadTrax Sensors (collectively, the "KIH Intellectual Property") by Seller or Purchaser (the "KIH Matter"), except in the case of Damages incurred by Purchaser resulting from, arising out of, relating to, in the nature of or caused by a breach of Section 8.8 by Purchaser for which Seller shall not be liable for such Damages.

         7.2 Indemnification by Purchaser. Subject to the limitations set forth in this Section 7 and elsewhere in this Agreement, Purchaser shall indemnify and hold Seller and each person serving as an officer, director, partner, employee or agent of Seller (collectively, the "Seller Indemnitees" and with the Purchaser Indemnitees, the "Indemnitees"), harmless from and against any Damages incurred by the Indemnitees resulting from, arising out of, relating to, in the nature of or caused by
(i) a breach by Purchaser of any representation, warranty or
covenant    of Purchaser set forth in this Agreement, (ii) any
Assumed Liability or (iii) any Matters relating to the Business arising after the Closing Date (except for Excluded Assets).

         7.3 Expiration of Representations and Warranties . All of the representations and warranties of Seller and Purchaser set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect, at 5:00 p.m. (Pennsylvania time) on the second anniversary of the Closing Date, and all liability of Seller and Purchaser with respect to such representations and warranties shall thereupon be extinguished; provided, however, that if, prior to such second anniversary, either party hereto (the "Claimant") shall have duly delivered a claim notice (as defined below) to the other party, then the specific indemnification claim set forth in such claim notice (as defined below) shall survive such second anniversary (and shall not be extinguished thereby). Neither Purchaser nor Seller shall have any obligation to indemnify the other for Damages resulting from, arising out of, relating to, in the nature of or caused by a breach of a representation, warranty or covenant by such Purchaser or Seller, respectively, pursuant to Sections 7.1 and 7.2 or pursuant to the KIH Matter after two (2) years from the Closing Date.

         7.4 Deductible Amount. Without limiting the effect of any of the other limitations set forth herein and except in connection with the KIH Matter, Seller shall not be required to make any indemnification payment hereunder, except to the extent that the cumulative amount of the Damages actually incurred by Purchaser exceeds the Deductible Amount; and Seller shall only be required to pay, and shall only be liable for, the amount by which the cumulative amount of the Damages actually incurred by Purchaser actually exceeds the Deductible Amount. The "Deductible Amount" shall be $100,000.

         7.5 Maximum Liability of Seller. Except for the KIH Matter, the total amount of the payments that Seller can be required to make under or in connection with this Agreement shall be limited in the aggregate to a maximum of fifty (50%) percent of the Base Amount, as adjusted pursuant to Section 1, and Seller's cumulative liability shall in no event exceed such amount. In connection with the KIH Matter, the total amount of the payments that Seller can be required to make in connection with Damages related to the activities of Purchaser after the Closing shall be limited to two hundred fifty thousand ($250,000) dollars. Furthermore, in connection with the KIH Matter there shall be no limit with respect to Damages related to activities by the Seller prior to the Closing. If certain Damages cannot be related to pre-Closing activities or post-Closing activities, then such Damages shall be apportioned on a pro rata basis based on the respective sales of infringing products by the Seller pre-Closing and the Purchaser post-Closing.

         7.6 Defense of Third Party Actions. The Seller shall assume the defense of the KIH Matter with its own counsel. In addition, if any Indemnitee receives notice or otherwise obtains knowledge of any Matter or any threatened Matter other than the KIH Matter that may give rise and to an indemnification claim against the Indemnitee, then the Indemnitee shall promptly deliver to the other party hereto (the "Indemnifying Party") a written claim notice describing such Matter in reasonable detail; provided, however, that for the sole purpose of determining whether a Matter or threatened Matter may give rise to an indemnification claim against Seller within the meaning of this sentence, the limitation set forth in Section 7.5 shall not be taken into account. The timely delivery of such written notice by the Indemnitee to the Indemnifying Party shall be a condition precedent to any liability on the part of the Indemnifying Party under this Section 7 with respect to such Matter other than the KIH Matter. The Indemnifying party has the right, at its option, to assume the defense of any such Matter other than the KIH Matter with its own counsel. If the lndemnif~dng Party elects to assume the defense of any such Matter including the KIH Matter, then:

        (a)notwithstanding anything to the contrary contained in this Agreement, the Indemnifying Party shall not be required to pay or otherwise indemnify the Indemnitee against any attorneys' fees or other expenses incurred on behalf of the Indemnitee in connection with such Matter following the Indemnifying Parties election to assume the defense of such Matter;

              (b) the Indemnitee shall make available to the Indemnifying Party all books, records and other documents and materials that are under the direct or indirect control of the Indemnitee or any of the Indemnitee's Representatives and that the Indemnitdng Party considers necessary or desirable for the defense of such Matter;

              (c) the Indemnitee shall execute such documents and take such other actions as the Indemnifying Party may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, such Matter;

              (d) the Indemnitee shall otherwise fully cooperate as reasonably requested by the Indemnifying Party in the defense of such Matter;

              (e) the Indemnitee shall have the right to participate in the defense of such Matter at its own expense, except in the case of the KIH Matter where the legal fees of the Purchaser shall be deemed to be Damages;

              (f) the Indemnitee shall not admit any liability with respect to such Matter;

              (g) the Indemnifying Party shall have the exclusive right to settle, adjust or compromise such Matter, on such terms as it may deem appropriate, without the consent or approval of the Indemnitee or any other Person.

If the Indemnifying Party elects not to assume the defense of such Matter, then the Indemnitee shall proceed diligently to defend such Matter with the assistance of counsel satisfactory to the Indemnifying Party; provided, however, that the Indemnitee shall not settle, adjust or compromise such Matter, or admit any liability with respect to such Matter, without the prior written consent of the Indemnifying Party.

         7.7 Subrogation. To the extent that the Indemnifying Party makes or is required to make any indemnification payment to any Indemnitees, the Indemnifying Party shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnitee may have against any other Person with respect to any Damages, circumstances or Matter to which such indemnification payment is directly or indirectly related. The Indemnitee shall permit the Indemnifying Party to use the name of the Indemnitee in any transaction or in any proceeding or other Matter involving any of such rights or remedies; and the Indemnitee shall take such actions as the Indemnifying Party may reasonably request for the purpose of enabling the Indemnifying Party to perfect or exercise the Indemnifying Party's right of subrogation hereunder.

         7.8 Fraud Notwithstanding any provision of this Agreement to the contrary, liability of either Purchaser or Seller for common law fraud, intentional misrepresentation or other claim involving intentional misconduct shall not be limited in amount, procedure for dispute resolution or as to time during which a claim may be made.

         7.9 Exclusivity. The right of each party hereto to assert indemnification claims and receive indemnification payments pursuant to this Section 7 shall be the sole and exclusive right and remedy exercisable by such party with respect to any Damages pursuant to this Agreement (other than in connection with the Environmental Assessment) and such remedy shall be in lieu of, and not in addition to, any remedies under statutory or common law, including CERCLA.

    SECTION 8. POST-CLOSING COVENANTS

         8.1 Financial Statements. Within ten (10) days of the Closing, Seller shall provide Purchaser with an estimated, unaudited balance sheet as of the Closing Date and an estimated Allocation Statement. Within (60) days of the Closing, Seller shall provide Purchaser with (i) an audited statement of net assets of the Business as at December 31, 1997, and December 31, 1996, (ii) an audited statement of revenue and expenses of the Business for the twelve months ended December 31, 1997 and December 31, 1996, and (iii) an audited statement of revenue and expenses for period from December 31, 1997 through the Closing Date, prepared in accordance with the GAAP.

         8.2 Support. Seller shall provide manufacturing systems support to Purchaser for nine months from the Closing in accordance with the terms and conditions in Exhibit 8.2.

         8.3 Connector Supply. Seller shall continue to supply
Connectors to Purchaser through the end of 1998 in accordance with the terms and conditions in the Seller's standard acknowledgment form and at the prices set forth on Exhibit 8.3.

         8.4 04-08 Lead Frame Die. Seller shall continue to supply Purchaser with lead frames for the 04-08 accelerometer program through the end of 1999 in accordance with the terms and conditions in the Seller's standard acknowledgement form at prices set forth in Exhibit 8.4.

         8.5 Film Supply. Purchaser shall continue to supply Seller piezoelectric polymer film through the end of 1999 in accordance with the terms and conditions in the Purchaser's standard acknowledgment form at prices set forth in Exhibit 8.5.

         8.6 DuPont C Thread Systems. Purchaser agrees to pay
Seller one third of any proceeds received by Purchaser from DuPont
(up to a maximum of $62,000) pursuant to the sale of any DuPont C
Thread Systems currently held in inventory as set forth on Exhibit 8.6.

    8.7  Employees

           (a) To assist Purchaser in the transition of accounting services, Seller will make available to Purchaser the services of Rod Gilmore, currently the Senior Accountant for the Business, at a rate of $260 per day. All billings will be based on the daily rate irrespective of whether Mr. Gilmore's services are used for all or part of a day. Mr. Gilmore will be made available for up to eight hours per day, up to four days per week for a period beginning on the Closing Date and ending on September 30, 1998.

           (b) To assist Purchaser in the transition of material services, Seller will make available to Purchaser the services of Elizabeth Kelley-Homing, currently the Materials Supervisor of the Business, at a rate of $257 per day. All billings will be based on the daily rate irrespective of whether Ms. Kelley-Homing's services are used for all or part of a day. She will be made available for up to eight hours per day, up to 2-3 days per week for a period beginning on the Closing Date and ending on August 31, 1998.

             (c) To assist the Purchaser in the transition of European sales and product development, Richard Brown will remain an employee of Seller for a period of sixty days after the Closing Date. At the end of sixty days, Seller will make an offer of employment to Mr. Brown. Seller will reimburse Purchaser for 100% of the costs incurred by Purchaser in maintaining Mr. Brown as an employee, including any severance costs.

         8.8 KIH Matter The Purchaser shall use its commercially reasonable efforts to implement the proposed redesign of the products which are affected by the KIH Intellectual Property within six (6) months of the Closing.

         8.9 EIF Atochem The Purchaser shall reimburse Seller for any payment of "Shortfall Amounts" that Seller makes to ELF Atochem North America, Inc. ("ELF") pursuant to the Assignment Agreement between ELF and the Seller dated as of the date hereof.

    SECTION 9. MISCELLANEOUS PROVISIONS

         9.1 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Pennsylvania (without giving effect to principles of conflicts of law).

         9.2 Arbitration. If a dispute arises between the parties relating to the interpretation of performance of this Agreement, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating the resolution of the dispute, either party may request that such dispute be resolved through final and binding arbitration. Such arbitration shall be conducted by a single arbitrator in New York, New York, in accordance with the then-current commercial arbitration rules and supplementary procedures for commercial arbitration of the American Arbitration Association ("AAA"). Such arbitrator shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The parties shall bear the costs of such arbitrator equally. The prevailing party in any such arbitration or in any judicial enforcement or review proceeding shall be entitled to its reasonable attorneys' fees and costs in addition to any other amount of recovery ordered by such arbitrator or court. If judicial enforcement or review of such arbitrator's award is sought by either party, judgement may be entered upon such award in a Pennsylvania court of competent jurisdiction according to Pennsylvania law. The duty of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement thereof shall survive the expiration or termination of this Agreement for any reason.

        9.3 Publicity. No press release, publicity, disclosure or notice to any person concerning any of the transactions contemplated by this Agreement shall be issued, given, made or otherwise disseminated by either Party or any of its Representatives at any time (whether prior to, at or after the Closing) without the prior written approval of both parties.

        9.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or at such other address as the Seller or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

    if to Purchaser:
    Measurement Specialties, Inc.
    80 Little Falls Road
    Fairfield, NJ 07004
    Attn: Chief Executive Officer

    with a copy to:
    John D. Arnold
    104 Highland Terrace
    Woodside, CA 94062

    if to Seller:
    AMP Incorporated
    470 Friendship Road
    M/S 176-034
    Harrisburg, PA 17111
    Attn: Corporate Development

    with a copy to:
    Cooley Godward LLP
    Five Palo Alto Square
    3000 El Camino Real
    Palo Alto, CA 94306
    Attn: Matthew Hemington

           9.5 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

         9.6 Table of Contents and Headings. The table of contents of this Agreement and the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         9.7 Entire Agreement. Except for the letter agreement dated July 20, 1998 between the parties, which shall not be reduced or modified by this Agreement, the Agreement, the Exhibits and Schedules hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         9.8 Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any Person
(including any employee or creditor of the Business) other than the parties hereto.

         9.9 Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         9.10 Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        9.11 Amendments. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of both Purchaser and Seller.

         9.12 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         9.13 Bulk Transfer Laws. Purchaser hereby waives compliance with the provisions of any applicable laws relating to bulk transfers of assets.

         9.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

    Purchaser and Seller have caused this Agreement to be executed as of August 14, 1998.

                                  MEASUREMENT SPECIALTIES, INC.

    By:
    Name:
    Title:

    AMP INCORPORATED

    By:
    Name:
    Title:

    THE WHITAKER CORPORATION

    By:
    Name:
    Title:








    EXHIBIT A TO

    ASSET PURCHASE AGREEMENT

    Defined Terms

    For purposes of this Agreement (including the Disclosure
Schedule):

        "Affiliate" shall mean any person or business entity which directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Seller or
    Purchaser.

    "Assets" shall mean and include all right, title and interest in and to the following:

                     (a)     all accounts receivable, notes
receivable and other receivables of the Sell relating to the Business as set forth on Schedule A the Property;
              (b) all inventory held for use in the conduct of the Business, including, without limitation, raw materials, work in process, finished goods, service parts and supplies
    (including all supplies which have been expensed by Seller);

              (c) all ftu-niture, fixtures, equipment, machinery, parts, tools, dies, jigs, patterns, molds, and other similar items used in the conduct of the Business (including, without limitation, that which has been fully depreciated or is under construction) as described in
    Schedule B;

    (d) the leasehold interest and leasehold improvements created by the lease of

              (e) all Proprietary Assets and goodwill of the Seller relating to the Business as set forth on Schedule C, except to the extent that Seller retains a nonexclusive, royalty free, perpetual, worldwide right and license with right to sublicense to its affiliates to practice, make, have made use and sell items which are covered by certain
Proprietary Assets;

              (f) all computer software and hardware, and associated license and maintenance agreements, used in the conduct of the Business, including all documentation and source codes with respect to such software, to the extent they are legally transferable by Seller;

              (g) all rights of the Seller under any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature relating exclusively to the Business with parties other than Seller (collectively, the "Contracts");

                     (h)     all claims (including claims for
past infringement of Proprietary Assets)
    and causes of action of the Seller relating to the Business against other Persons (regardless of

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    whether or not such claims and causes of action have been
asserted by the Seller), and all rights
    of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller relating to the Business (regardless of whether such rights are currently exercisable); and

                     (i)     all books, records, files and
data of (or relating directly or indirectly to the business or operations of) located at the Property.

    place.
    "Closing Date" shall mean the time and date as of which the Closing actually takes

         "Damages" shall mean any out-of-pocket loss, injury, liability, claim, expense, settlement, judgment, award, fine, penalty, fee (including reasonable attorney's fees) or tax;
    provided, however, that Damages will not include any consequential damages or lost profits and provided, further that for purposes of computing the amount of damages incurred by any Person, there shall be deducted an amount equal to the amount of any insurance proceeds, indemnification payments, contribution payments or reimbursements directly or indirectly received or receivable by such Person or any of such Person's affiliates in connection with such
    Damages or the circumstances giving rise thereto. In the case of the KIH Matter, Damages shall mean the total of the following: (i) any judgment, award, fine, penalty or fee awarded against
    Purchaser; (ii) any amounts paid in settlement of the KIH Matter; (iii) any attorneys fees and disbursements incurred by Purchaser pursuant to Section 7.6(e); and (iv) fifty (50%) percent of the profit margin on lost sales of the Purchaser's products affected by the KIH patent based on sales totals and profit margins for such products during the previous twelve (12) months.

         "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         "Environmental Laws" shall mean any and all federal, state, regional and local laws, regulations, ordinances and other requirements relating to pollution or protection of the environment and human health and safety in effect at the Closing. The term includes without limitation the Comprehensive Environmental Response, Compensation and Liability Act
    (CERCLA), 42 U.S.C. 9601 et seq.

         "Hazardous Substances" shall mean any hazardous, toxic or dangerous waste, substance or material defined or regulated as such under any Environmental Laws, and includes without limitation petroleum products, asbestos-containing materials, lead-based paint and radon gas.

    238250 v I I/PA
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    081398
    "GAAP" shall mean generally accepted accounting principles.






         "Material Adverse Effect" Any other event or condition of any character (as such events or conditions relate particularly to the Company, not to markets, economic conditions, business or industries generally) that, either individually or cumulatively, has a material and adverse affect on the business, assets, liabilities, financial condition, operations or prospects of the Seller or the Purchaser.

         "Matter" shall mean any claim, demand, dispute, action, suit, examination, audit, proceeding, investigation, inquiry or other similar matter involving a third party or otherwise that may give rise to Damages.

         "Person" shall mean any individual, corporation, association, general partnership, limited partnership, venture, trust, association, firm, organization, company, business, entity, union, society, government (or political subdivision thereof) or governmental agency, authority or instrumentality.

         "Property" shall mean the property and facilities of the Business located at 950 Forge
    Avenue, Norristown, Pennsylvania.

         "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered) or copyright application, maskwork, maskwork application, formulations, process, technique, trade secret, know how, customer list, franchise, system, computer software, invention, design, blueprint, engineering drawings, proprietary product, technology, proprietary right or other intellectual property right or intangible asset relating exclusively to the Business.

    "Representatives" of a Person shall include:

                   (a)      such Person's affiliates,
stockholders, directors, officers, employees, agents, attorneys, accountants and representatives; and

                   (b)      all stockholders, directors,
officers, employees, agents, attorneys,
    accountants and representatives of each of such Person's affiliates.

         "Year 2000 Compliant" shall mean the ability to operate, including but not limited to the manufacture, transportation, or delivery of any products or services, (i) in the year 2000 and later with four digit date capability, or (ii) fault-free in the processing of date in and date-
    dependent data (including, but not limited to, calculating, comparing and sequencing), or (iii)
    with appropriate encoding so that the date progression within, from, into and between centuries
    (including, without limitation, the 20'h and 2l't centuries) shall not adversely affect performance.

    238250 vI I/PA
    530/621 1!.DOC
    081398
    3.






    An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of
Contents/Authorities. Deleting this break will cause Table
    of Contents/Authorities headers and footers to appear on any pages following the Table of
    Contents/Authorities.

    2382~O vI I/PA
    538/o2l ILDOC
    081398
    1.






    Purchaw and Seger have caused this Agmment to be executed mo of August 14, 1998.

    MXAWRZMZM SPMAL I I , INC.

    By:
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    Title:      CC CD

    AMM INcoammATED

    By:

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    Title:

    Tmz WHITAKER CORPORATION

    By-

    Name:

    Title:

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